As filed with the Securities and Exchange Commission on May 30, 2006

Registration No. 333-114343

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Mayor’s Jewelers, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	59-2290953
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5870 Hiatus Road

Tamarac, Florida 33321

(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

Mayor’s Jewelers, Inc. Employee Stock Purchase Plan

(Full Title of Plan)

Thomas A. Andruskevich

President and Chief Executive Officer

Mayor’s Jewelers, Inc.

5870 Hiatus Road, Tamarac, Florida, 33321

(954) 590-9194

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Rodney H. Bell, Esq.

Holland & Knight LLP

701 Brickell Avenue, Suite 3000

Miami, Florida 33131

REMOVAL FROM REGISTRATION

Effective immediately upon the filing of this Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-114343 (the “Registration Statement”), Mayor’s Jewelers, Inc. (the “Company”) hereby deregisters certain shares of common stock, par value $0.0001 per share, previously registered for sale under the Mayor’s Jewelers, Inc. Employee Stock Purchase Plan (the “Plan”).

On November 14, 2005, a merger was consummated (the “Effective Time”), among Birks & Mayors Inc., a Canadian corporation (“Birks”), Birks Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Birks, and the Company pursuant to that certain Agreement and Plan of Merger and Reorganization, dated April 18, 2005, as amended on July 27, 2005 (the “Merger Agreement”). At the Effective Time, among other things, Birks assumed the shares issued under the Plan. The Company will no longer issue shares under the Plan.

Pursuant to the Company’s undertaking in the Registration Statement, this Post-Effective Amendment No.1 to Form S-8 is being filed to deregister all of the securities registered pursuant to the Registration Statement, but remaining unsold as of the date this Post-Effective Amendment No.1 to Form S-8 is filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tamarac, State of Florida, on May 30, 2006.

Mayor’s Jewelers, Inc.

/s/ Thomas A. Andruskevich
Thomas A. Andruskevich
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ THOMAS A. ANDRUSKEVICH Thomas A. Andruskevich	President, Chief Executive Officer and Director	May 30, 2006

/s/ MICHAEL RABINOVITCH Michael Rabinovitch	Senior Vice President and Chief Financial Officer	May 30, 2006

/s/ GERALD BERCLAZ Gerald Berclaz	Director	May 30, 2006

/s/ DAVIDE BARBERIS CANONICO Davide Barberis Canonico	Director	May 30, 2006

/s/ CARLO CODA-NUNZIANTE Carlo Coda-Nunziante	Director	May 30, 2006